EXHIBIT 99.1

CONTACT:

Claudia Natalia Artisan Components, Inc. Corporate Communications (408) 548-3172 claudia@artisan.com	Artisan Components, Inc. Investor Relations (408) 548-3122

Artisan Components, Inc. Reports Record Revenue And Record Net Income

For Its First Quarter Fiscal 2004

SUNNYVALE, Calif., January 26, 2004—Artisan Components, Inc., (Nasdaq: ARTI), a leading provider of physical intellectual property (IP), today reported its results for the three-month period ended December 31, 2003. For the first quarter of fiscal 2004, Artisan reported total revenue of $20.1 million, a 43.5% increase over total revenue of $14.0 million in the first quarter of fiscal 2003.

On a generally accepted accounting principles (GAAP) basis, net income for the first quarter of fiscal 2004 was $3.7 million or $0.15 per diluted share, which included amortization of purchased intangible assets of $1.3 million and deferred stock-based compensation of $97,000 from acquisitions. For the first quarter of fiscal 2003, GAAP net income was $2.2 million or $0.11 per diluted share, which included amortization of purchased intangible assets from acquisitions of $492,000.

Pro forma net income for the first quarter of fiscal 2004 was $3.3 million or $0.14 per diluted share, a 93.9% increase over pro forma net income of $1.7 million or $0.09 per diluted share for the first quarter of fiscal 2003. Pro forma net income is comprised of GAAP net income plus, to the extent incurred in any particular quarter, amortization of purchased intangible assets and deferred stock-based compensation from acquisitions. A detailed reconciliation of GAAP net income to pro forma net income is included with this press release.

“The quarter’s royalty revenue was outstanding, allowing us to exceed our earnings forecast while allocating substantial resources to R&D programs in several exciting product areas,” said Mark Templeton, president and CEO of Artisan Components. “In addition, Artisan will soon be announcing many new product lines and technologies aimed at some of today’s fastest growing markets.”

Artisan is hosting a conference call beginning at 2:00 p.m. PST (5:00 p.m. EST) on Monday, January 26, 2004 to discuss the results of the first quarter of fiscal 2004 and to review Artisan’s progress and outlook. Interested parties may participate in the conference call available by telephone at 800-901-5231 and the passcode is 33914927. There will also be a live webcast available within the investor relations’ section of Artisan’s website at www.artisan.com. A telephonic replay will be available through Thursday, March 11, 2004 at 888-286-8010. The passcode for the replay is 12008439.

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Use of Non-GAAP Financial Measures

This earnings release includes financial information presented on both a pro forma and GAAP basis. Pro forma net income is comprised of GAAP net income plus, to the extent incurred in any particular quarter, amortization of purchased intangible assets and deferred stock-based compensation from acquisitions, in-process research and development and one-time or extraordinary charges, such as the one-time charge for the lease on our former facility. Pro forma net income and net income per share are reduced by the amount of additional tax that would be required to be accrued and expensed by us if pro forma results were used instead of GAAP results to calculate our tax liability.

We provide pro forma financial information to enhance the reader’s overall understanding of our current financial performance and our prospects for the future. We believe the pro forma results provide useful information to investors by excluding certain expenses that we believe are not indicative of our core operating results. The pro forma measures are included to provide investors and management with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these pro forma results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since we have historically reported pro forma results to the investment community, we believe the inclusion of pro forma numbers provides consistency in our financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding Artisan’s introduction of new products and technologies. These statements are subject to various risk factors including, without limitation, whether there will be technical or other difficulties that delay or prevent Artisan from introducing new products and technologies, market acceptance of such new products and technologies, and uncertainties attendant to any new product offering. We refer you also to the documents that Artisan files from time to time with the Securities and Exchange Commission, in particular the section entitled “Factors Affecting Future Operating Results” in Artisan’s annual report on Form 10-K and its quarterly reports on Forms 10-Q.

About Artisan Components

Artisan Components, Inc. is a leading provider of physical intellectual property (IP) components for the design and manufacture of complex system-on-a-chip integrated circuits. Artisan’s products include embedded memory, standard cell, input/output, analog and mixed-signal components, which are designed to achieve the best combination of performance, density, power and yield for a given manufacturing process. Artisan has licensed its IP components to over 1,200 companies involved in integrated circuit design. Artisan is headquartered in Sunnyvale, California. More information about Artisan Components, including free library access, can be found at www.artisan.com.

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Artisan Components and Artisan are registered trademarks of Artisan Components, Inc. All other trademarks or registered trademarks are the property of their respective owners.

Artisan Components, Inc.

Condensed Consolidated Balance Sheet

(In thousands)

(Unaudited)

	Dec. 31 2003	Sept. 30 2003
ASSETS
Current assets:
Cash and cash equivalents	$87,463	$98,841
Marketable securities	9,742	9,921
Accounts receivable, net	23,380	18,398
Prepaid expenses and other current assets	2,140	2,197

Total current assets	122,725	129,357
Long-term marketable securities	21,295	5,504
Property and equipment, net	7,102	7,418
Goodwill, net	36,016	36,016
Purchased intangible assets, net	7,053	8,394
Other assets	517	414

Total assets	$194,708	$187,103

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,045	$1,486
Accrued liabilities	8,056	7,201
Deferred revenue, current portion	8,316	7,094

Total current liabilities	17,417	15,781
Deferred revenue	701	788
Other liabilities	961	1,146
Deferred tax liability	2,899	3,257

Total liabilities	21,978	20,972

Stockholders’ equity:
Common stock	22	22
Additional paid-in capital	169,839	168,442
Treasury stock	—	(1,399)
Deferred stock-based compensation	(271)	(368)
Accumulated other comprehensive income	115	118
Retained earnings/(Accumulated deficit)	3,025	(684)

Total stockholders’ equity	172,730	166,131

Total liabilities and stockholders’ equity	$194,708	$187,103

Artisan Components, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,
	2003	2002
Gross revenue:
License	$12,388	$11,969
Royalty	8,965	2,673

Gross revenue	21,353	14,642

Net revenue:
License	12,388	11,969
Net royalty	7,674	2,015

Total revenue	20,062	13,984

Costs and Expenses:
Cost of revenue *	4,399	3,906
Product development *	5,156	2,935
Sales and marketing *	3,744	3,104
General and administrative *	1,663	1,395
Amortization of purchased intangible assets	1,341	492

Total cost and expenses	16,303	11,832

Operating income	3,759	2,152
Other income, net	325	203

Income before provision for income taxes	4,084	2,355
Provision for income taxes	375	190

Net income	$3,709	$2,165

Net income per share—basic	$0.17	$0.13

Net income per share—diluted	$0.15	$0.11

Shares used in per share calculation—basic	22,306	17,103

Shares used in per share calculation—diluted	24,443	18,857

* Includes stock-based compensation expense of:	97	—

Artisan Components, Inc.

Reconciliation of GAAP to Pro Forma Net Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,
	2003	2002
Net income	$3,709	$2,165
Adjustments to reported net income to arrive at pro forma results:
Add: amortization of purchased intangible assets
from acquisitions	1,341	492
Add: deferred stock-based compensation	97	—
Pro forma tax adjustment	(1,834)	(948)

Pro forma net income	$3,313	$1,709

Pro forma net income per share—basic	$0.15	$0.10

Pro forma net income per share—diluted	$0.14	$0.09

Shares used in per share calculation—basic	22,306	17,103

Shares used in per share calculation—diluted	24,443	18,857